Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investors:	Media:
Douglas A. Fox, CFA	Kerry Kelly-Guiliano
Vice President, Investor Relations	Vice President, Strategic Communications
and Treasurer	F T I Consulting
+1 847 793 6735	+1 617 747 3603
dfox@zebra.com	kerry.guiliano@fticonsulting.com

Zebra Technologies Announces 2011 Fourth Quarter Financial Results

Strength in North America and Europe lead to favorable results

Lincolnshire, IL, February 14, 2012 – Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2011 fourth quarter net income of $35,044,000, or $0.67 per diluted share, compared with $28,217,000, or $0.50 per diluted share, for the fourth quarter of 2010. Quarterly net income for 2011 includes income of $2,185,000, or $0.04 per diluted share, from discontinued operations. Net sales for the quarter ended December 31, 2011, increased 5.7% to $247,308,000 from $234,019,000 for the corresponding period for 2010.

Summary Financial Performance (Unaudited)

	4Q11	4Q10	Change
Net sales (in 000s)	$247,308	$234,019	5.7%
Gross margin (%)	49.1	48.9	0.2 pts.
Operating margin (%)	17.0	18.4	-1.4 pts.
Income from continuing operations (in 000s)	$32,859	$29,635	10.9%
Income (loss) from discontinued operations, net of tax (in 000s)	$2,185	$(1,418)	NM
Net income (in 000s)	$35,044	$28,217	24.2%
Diluted earnings per share:
Income from continuing operations	$0.63	$0.53	18.9%
Income from discontinued operations, net of tax	$0.04	$(0.03)	NM
Net income	$0.67	$0.50	34.0%
Note: Net sales and results for 2010 have been adjusted for the sales of Navis, proveo AG and other immaterial operations.

“The great diversity of Zebra’s business and excellent execution on several fronts contributed to our solid fourth quarter results,” stated Anders Gustafsson, Zebra’s chief executive officer. “During 2011, Zebra increased the pace of innovation with the introduction of 13 new printer products and 10 location software and hardware releases. Through our strategic sales and marketing activities, we built relationships with a broader base of customers to penetrate targeted industries more deeply. Our investments to extend geographic reach have resulted in improved coverage in attractive high-growth regions. These actions position Zebra for further profitable growth and the capacity for creating greater shareholder value.”

For all of 2011, net sales increased 10.0% to a record $983,488,000 from $894,359,000 for 2010. Annual income from continuing operations was $130,343,000, or $2.40 per diluted share, compared with $104,614,000, or $1.82 per diluted share. Net income for 2011 was $174,643,000, or $3.22 per diluted share, which was up from $101,778,000, or $1.77 per diluted share, for 2010.

As of December 31, 2011, Zebra had $326,695,000 in cash and investments, and no long-term debt. Net inventories were $133,288,000, and net accounts receivable were $155,230,000.

Discussion and Analysis

•

Net sales for the fourth quarter of 2011 benefited primarily from particularly strong business activity in the company’s North American and Europe, Middle East and Africa (EMEA) regions. Quarterly sales increased 5.9% on a constant-currency basis from a year ago.

•	Gross margin of 49.1%, versus 48.9% a year ago, reflects lower costs for raw materials and higher volumes, partially offset by less favorable movements in foreign exchange rates.

•

Operating expense growth of 11.3% includes higher employee-related payroll and benefit costs driven by increased headcount from a year ago and higher market development activities primarily to support the company’s geographic expansion activities. The company also held a global partner conference in 2011, not held in the prior year. Operating profit margin decreased from 18.4% to 17.0% due to the increases in selling and marketing expenses and a modest increase in research and development costs.

Stock Purchase Update

During the fourth quarter of 2011, Zebra repurchased 428,891 shares of Zebra Technologies Corporation Class A Common Stock. At December 31, 2011, the company had 3,496,199 shares remaining in its stock buyback authorization, and 52,095,000 shares of common stock were outstanding.

First Quarter Outlook

Zebra announced its financial forecast for the first quarter of 2012. Net sales are expected within a range of $237,000,000 to $246,000,000. Diluted earnings per share from continuing operations are expected within a range of $0.52 to $0.59.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the fourth quarter of 2011. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the first quarter of 2012 stated in the paragraph above captioned “First Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2010.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) provides enabling technologies that allow customers to take smarter actions. Our extensive portfolio of bar code, receipt, card, kiosk and RFID printers and supplies, as well as real-time location solutions give a digital voice to assets, people and transactions that provides greater visibility into mission-critical information. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$36,353	$46,175
Restricted cash	65	1,378
Investments and marketable securities	182,398	125,567
Accounts receivable, net	155,230	130,143
Receivable from buyer	27,580	—
Inventories, net	133,288	112,970
Deferred income taxes	13,931	15,670
Income tax receivable	13,111	—
Prepaid expenses and other current assets	22,917	11,505
Assets of discontinued operations	—	148,169

Total current assets	584,873	591,577

Property and equipment at cost, less accumulated depreciation and amortization	97,822	87,093
Long-term deferred income taxes	11,866	21,254
Goodwill	79,703	79,703
Other intangibles, net	12,667	9,755
Long-term investments and marketable securities	107,879	85,478
Other assets	4,196	4,004

Total assets	$899,006	$878,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,273	$34,578
Accrued liabilities	64,612	65,163
Deferred revenue	11,089	8,966
Income taxes payable	—	5,900
Liabilities of discontinued operations	—	21,827

Total current liabilities	108,974	136,434
Deferred rent	1,592	2,207
Other long-term liabilities	11,515	10,191

Total liabilities	122,081	148,832

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	131,422	129,715
Treasury stock	(596,622)	(462,029)
Retained earnings	1,245,616	1,070,973
Accumulated other comprehensive income (loss)	(4,213)	(9,349)

Total stockholders’ equity	776,925	730,032

Total liabilities and stockholders’ equity	$899,006	$878,864

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Net sales:
Net sales of tangible products	$235,714	$222,048	$936,282	$849,530
Revenue from services and software	11,594	11,971	47,206	44,829

Total net sales	247,308	234,019	983,488	894,359

Cost of sales
Cost of sales of tangible products	118,792	112,550	469,834	450,630
Cost of services and software	6,996	7,113	26,885	22,954

Total cost of sales	125,788	119,663	496,719	473,584

Gross profit	121,520	114,356	486,769	420,775

Operating expenses:
Selling and marketing	36,377	31,942	127,797	112,365
Research and development	23,174	21,736	89,926	82,575
General and administrative	19,089	17,809	81,649	73,229
Amortization of intangible assets	806	891	3,320	3,211
Litigation settlement	—	(1,082)	—	(1,082)
Exit and restructuring costs	(49)	30	2,041	2,262

Total operating expenses	79,397	71,326	304,733	272,560

Operating income	42,123	43,030	182,036	148,215

Other income (expense):
Investment income	594	567	1,944	2,678
Foreign exchange gain (loss)	(706)	(613)	(2,006)	(169)
Other, net	(899)	(232)	(2,255)	(1,117)

Total other income (expense)	(1,011)	(278)	(2,317)	1,392

Income from continuing operations before income taxes	41,112	42,752	179,719	149,607
Income taxes	8,253	13,117	49,376	44,993

Income from continuing operations	32,859	29,635	130,343	104,614
Income (loss) from discontinued operations, net of tax	2,185	(1,418)	44,300	(2,836)

Net income	$35,044	$28,217	$174,643	$101,778

Basic earnings per share:
Income from continuing operations	$0.63	$0.53	$2.42	$1.83
Income (loss) from discontinued operations	0.04	(0.03)	0.82	(0.05)

Net income	$0.67	$0.50	$3.24	$1.78

Diluted earnings per share:
Income from continuing operations	$0.63	$0.53	$2.40	$1.82
Income (loss) from discontinued operations	0.04	(0.03)	0.82	(0.05)

Net income	$0.67	$0.50	$3.22	$1.77

Basic weighted average shares outstanding	52,108	56,332	53,854	57,143
Diluted weighted average and equivalent shares outstanding	52,354	56,692	54,191	57,428

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Twelve Months Ended
	Dec. 31, 2011	Dec. 31, 2010
Cash flows from operating activities:
Net income	$174,643	$101,778
Adjustments to reconcile net income to net cash provided by (used in)
Operating activities:
Depreciation and amortization	24,000	31,209
Equity-based compensation	14,095	11,871
Impairment of investments	219	—
Excess tax benefit from equity-based compensation	(1,392)	(244)
Loss (gain) on sale of fixed assets	284	(58)
Gain on sale of business	(68,745)	—
Deferred income taxes	10,796	(1,347)
Changes in assets and liabilities:
Accounts receivable, net	(3,269)	(4,603)
Inventories, net	(19,545)	(33,884)
Other assets	(11,408)	(3,993)
Accounts payable	(5,439)	6,619
Accrued liabilities	(11,086)	15,386
Deferred revenue	(14,131)	3,414
Income taxes	(14,983)	16,980
Other operating activities	5,582	(2,669)

Net cash provided by operating activities	79,621	140,459

Cash flows from investing activities:
Purchases of property and equipment	(26,918)	(30,721)
Payments for patents and licensing arrangements	(1,232)	(3,497)
Proceeds from the sale of businesses	161,206	—
Purchases of investments and marketable securities	(991,633)	(382,091)
Maturities of investments and marketable securities	607,996	274,208
Sales of investments and marketable securities	303,801	102,485

Net cash provided (used) by investing activities	53,220	(39,616)

Cash flows from financing activities:
Purchase of treasury stock	(160,200)	(102,091)
Proceeds from exercise of stock options and stock purchase plan purchases	13,009	8,975
Excess tax benefit from equity-based compensation	1,392	244

Net cash used in financing activities	(145,799)	(92,872)

Effect of exchange rate changes on cash	1,835	562

Net increase (decrease) in cash and cash equivalents	(11,123)	8,533
Cash balance of discontinued operations at beginning of period	1,301	1,694
Less: Cash balance of discontinued operations at end of period	—	1,301

Cash and cash equivalents at beginning of period	46,175	37,249

Cash and cash equivalents at end of period	$36,353	$46,175

Supplemental disclosures of cash flow information:
Income taxes paid	$65,364	$26,563

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
	Dec. 31,	Dec. 31,	Percent	Percent of	Percent of
Product Category	2011	2010	Change	Net Sales - 2011	Net Sales –2010
Hardware	$188,198	$178,933	5.2	76.1	76.5
Supplies	46,135	41,719	10.6	18.6	17.8
Service and software	11,594	11,971	(3.1)	4.7	5.1

Subtotal products	245,927	232,623	5.7	99.4	99.4
Shipping and handling	1,381	1,396	(1.1)	0.6	0.6

Total net sales	$247,308	$234,019	5.7	100.0	100.0

	Twelve Months Ended
	Dec. 31,	Dec. 31,	Percent	Percent of	Percent of
Product Category	2011	2010	Change	Net Sales - 2011	Net Sales –2010
Hardware	$743,308	$676,738	9.8	75.5	75.7
Supplies	187,457	167,633	11.8	19.1	18.7
Service and software	47,206	44,829	5.3	4.8	5.0

Subtotal products	977,971	889,200	10.0	99.4	99.4
Shipping and handling	5,517	5,159	6.9	0.6	0.6

Total net sales	$983,488	$894,359	10.0	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
	Dec. 31,	Dec. 31,	Percent	Percent of	Percent of
Geographic Region	2011	2010	Change	Net Sales - 2011	Net Sales - 2010
Europe, Middle East and Africa	$88,360	$84,531	4.5	35.7	36.1
Latin America	21,578	21,380	0.9	8.7	9.1
Asia-Pacific	32,470	32,334	0.4	13.1	13.8

Total International	142,408	138,245	3.0	57.5	59.0
North America	104,900	95,774	9.5	42.5	41.0

Total net sales	$247,308	$234,019	5.7	100.0	100.0

	Twelve Months Ended
	Dec. 31,	Dec. 31,	Percent	Percent of	Percent of
Geographic Region	2011	2010	Change	Net Sales - 2011	Net Sales - 2010
Europe, Middle East and Africa	$342,578	$305,659	12.1	34.8	34.2
Latin America	89,715	80,679	11.2	9.1	9.0
Asia-Pacific	141,987	113,156	25.5	14.5	12.7

Total International	574,280	499,494	15.0	58.4	55.9
North America	409,208	394,865	3.6	41.6	44.1

Total net sales	$983,488	$894,359	10.0	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	Dec. 31,	Dec. 31,	Percent
	2011	2010	Change
Total printers shipped	312,409	276,597	12.9
Average selling price of printers shipped	$506	$535	(5.4)

	Twelve Months Ended
	Dec. 31,	Dec. 31,	Percent
	2011	2010	Change
Total printers shipped	1,188,892	1,057,744	12.4
Average selling price of printers shipped	$527	$533	(1.1)